                                                                    EXHIBIT 23.1




                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS



As independent public accountants, we hereby consent to the incorporation by reference of our report dated June 5, 1998 on the financial statements and supplemental schedules of the Weatherford Enterra, Inc. 401(k) Savings Plan as of December 31, 1997 and 1996 and for the year ended December 31, 1997, included in this Form 11-K, into the previously filed Weatherford Enterra, Inc. Form S-8 Registration Statements (File No. 33-54842 and 2-88509) and previously filed
EVI Weatherford, Inc. Form S-8 Registration Statements (File No. 333-53633).





ARTHUR ANDERSEN LLP


Houston, Texas
June 29, 1998